UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2011

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA 94080

(Address of principal executive offices)

94080

(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.     Termination of a Material Definitive Agreement.

Effective May 2, 2011, Rigel Pharmaceuticals, Inc. (“Rigel”) and Pfizer, Inc. terminated that certain Collaborative Research and License Agreement by and between Rigel and Pfizer Inc., dated January 18, 2005.  Upon termination, Rigel will assume development of R343, its inhaled syk inhibitor for allergic asthma.    Pfizer, Inc. is returning full rights to the R343 program as a result of its decision to exit the allergy and respiratory therapeutic area within R&D.  A copy of Rigel’s press release, entitled “Rigel Assumes Development Responsibility for Inhaled Asthma Therapy — Plans Phase 2 Clinical Trial of R343,” is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit	Description
99.1	Press Release, dated May 6, 2011, entitled “Rigel Assumes Development Responsibility for Inhaled Asthma Therapy — Plans Phase 2 Clinical Trial of R343.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2011	RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated May 6, 2011, entitled “Rigel Assumes Development Responsibility for Inhaled Asthma Therapy — Plans Phase 2 Clinical Trial of R343.”